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                                                                     Exhibit 5.1

                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                  12th Floor
                             734 15th Street, N.W.
                            Washington, D.C. 20005
                           Telephone (202) 347-0300

                                 June 18, 2001

Board of Directors
ESB Financial Corporation
600 Lawrence Avenue
Ellwood City, Pennsylvania 16117

     Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel to ESB Financial Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of up to 226,400 shares of the Company's common stock, $.01 par value per share (the "Shares"), in connection with the proposed merger of WSB Holding Company with and into the Company, all as described in the Registration Statement. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

     Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement, and we consent to the use of our name under the heading "Legal Matters" in the Prospectus/ Proxy Statement constituting a part thereof.

                                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                     By:   /s/ Kenneth B. Tabach
                                           -------------------------------------
                                           Kenneth B. Tabach, a Partner